Exhibit 99.1

For Immediate Release

Insys Therapeutics Reports Fourth Quarter and Year End 2015 Results

PHOENIX, Ariz. — February 23, 2016 — Insys Therapeutics, Inc. (NASDAQ:INSY) ("Insys" or "the Company") today announced financial results for the three- and twelve-month periods ended December 31, 2015.

Highlights of and subsequent to the fourth quarter of 2015 include:

●	Total net revenue increased to $91.1 million, compared to $66.5 million for the fourth quarter of 2014;

●	Revenue from Subsys® (fentanyl sublingual spray) was $91.1 million, up 38% compared with fourth quarter 2014 revenue of $66.1 million;

●	Net income was $17.0 million, or $0.24 per basic and $0.22 per diluted share, compared to net income of $9.3 million, or $0.13 per basic and diluted share, for the fourth quarter of 2014;

●	Cash, cash equivalents and investments were $202.3 million as of December 31, 2015; and

●	Enrolled the first patient in our Phase II clinical study for the treatment of infantile spasms (IS) using our pharmaceutical CBD (CBD) product candidate.

“2015 was another year of solid growth coupled with steady R&D progress, and we believe 2016 will be a pivotal year for the Company,” said Dr. John N. Kapoor, Chairman, President and Chief Executive Officer, of Insys Therapeutics. “We are focused on the anticipated regulatory approval and subsequent launch of our second commercial product, Syndros, which has a PDUFA date of April 1st of this year. We believe Syndros can become a new treatment option for patients suffering from chemotherapy induced nausea and vomiting, as well as those fighting anorexia associated with AIDS.

“With respect to our pipeline, we continue to make progress across our platform of sublingual spray products. We also continue to advance our research and clinical efforts using our CBD product candidates. “As we focus on building a solid foundation, we are confident in our ability to take Insys to the next level and drive value for our shareholders,” concluded Dr. Kapoor.

Fourth Quarter 2015 Financial Results

Net revenue for the fourth quarter of 2015 was $91.1 million compared to $66.5 million for the fourth quarter of 2014, an increase of 38%.

Gross margin was 93% for the fourth quarter of 2015 compared with 91% for the fourth quarter of 2014.

Sales and marketing expense was $18.5 million during the fourth quarter of 2015, or 20% of net revenue, compared to $17.3 million, or 26% of net revenue, for the fourth quarter of 2014.

Research and development expense increased to $14.6 million for the fourth quarter of 2015, compared to $12.9 million for the fourth quarter of 2014, mainly as a result of Insys’ continued pipeline development investments during 2015.

General and administrative expense increased to $21.8 million for the fourth quarter of 2015, and included a non-cash equity compensation charge of $5.0 million incurred in connection with the departure of the former CEO, compared to $14.2 million for the fourth quarter of 2014.

Income tax expense was $12.9 million for the fourth quarter of 2015.

Net income for the fourth quarter of 2015 was $17.0 million, or $0.24 per basic and $0.22 per diluted share, compared to net income of $9.3 million, or $0.13 per basic and diluted share, for the fourth quarter of 2014. Non-GAAP adjusted net income for the fourth quarter of 2015 was $27.2 million, or $0.36 per diluted share, compared to non-GAAP adjusted net income of $19.5 million, or $0.26 per diluted share, in the prior year quarter. The reconciliation of net income to non-GAAP adjusted net income is included at the end of this press release.

2015 Financial Results

Net revenue for the year ended December 31, 2015 was $330.8 million compared to $222.1 million for the year ended December 31, 2014, an increase of 49%.

Gross margin for 2015 was 91%, compared with 90% for 2014.

Sales and marketing expense was $80.7 million during 2015, or 24% of net revenue, compared to $58.1 million, or 26% of net revenue, for 2014.

Research and development expense increased to $55.3 million for 2015, or 17% of net revenue, compared to $33.1 million, or 15% of revenue, for 2014, mainly as a result of Insys’ continued pipeline development investments during 2015.

General and administrative expense increased to $64.1 million for 2015, or 19% of net revenue, compared to $44.3 million, or 20% of net revenue, for 2014.

Income tax expense was $34.5 million for 2015, reflecting an effective corporate tax rate of 37%.

Net income for 2015 was $58.5 million, or $0.82 per basic and $0.77 per diluted share, compared to net income of $38.0 million, or $0.55 per basic and $0.52 per diluted share, for 2014. Non-GAAP adjusted net income, which adjusts for non-cash stock compensation expense and non-cash income tax expense, was $104.2 million, or $1.38 per diluted share, compared to $78.7 million, or $1.07 per diluted share, in the prior year. The reconciliation of net income to Non-GAAP adjusted net income is included at the end of this press release.

Liquidity

The Company had $202.3 million in cash, restricted cash, cash equivalents, and short-term and long-term investments, no debt, and $253.7 million in stockholders' equity as of December 31, 2015.

As previously disclosed, on November 5, 2015, the Insys’ Board of Directors approved the repurchase of up to $50 million of the Company's common stock.  As of February 22, 2016, the Company had expended approximately $27.4 million to repurchase approximately 1.1 million shares of common stock outstanding. Insys intends to finance the remainder of the share repurchase program through available cash on hand.

Conference Call

Insys management will host its fourth quarter and full year 2015 conference call as follows:

Date: Tuesday, February 23, 2016
Time: 10:00 a.m. EST
Toll free (U.S): (877) 349-4844
International: (262) 558-6141
Live webcast: www.insysrx.com under the “Investor Relations” section

A telephone replay will be available shortly after the completion of the call for one week by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering conference call ID number 43995357.

A live audio webcast and archive of the call will also be available at www.insysrx.com.

About Insys Therapeutics, Inc.

Insys Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve the quality of life of patients. Using proprietary sublingual spray technology and capabilities to develop pharmaceutical cannabinoids, Insys addresses the clinical shortcomings of existing commercial products. Insys currently markets one product, Subsys® (fentanyl sublingual spray). The Company recently submitted a New Drug Application to the U.S. Food and Drug Administration for Syndros® (dronabinol oral solution), a proprietary, orally administered liquid formulation of dronabinol that Insys believes has distinct advantages over the current formulation of dronabinol in soft gel capsule. Insys is developing a pipeline of sublingual sprays, as well as pharmaceutical cannabidiol.

Subsys® and Syndros® are registered trademarks of Insys Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements including regarding our (i) belief that 2016 will be a pivotal year for the Company, (ii) expectations on future revenue generated by Subsys, (ii) expectations for our research and development and clinical efforts, including statements related to our belief that Syndros® can become a new treatment option for patients suffering from chemotherapy induced nausea and vomiting, as well as those fighting anorexia associated with AIDS and has distinct advantages over the current formulation of dronabinol in soft gel capsule and (iii) our belief that our non-GAAP measures can be a meaningful indicator to both our management and investors. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release; actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control. These factors include, but are not limited to risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent updates that may occur in our Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise these statements, except as may be required by law.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of comprehensive income (loss) and cash flow data prepared in accordance with GAAP. In addition, the Company's definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

●	Interest income (expense), net;

●	The recorded provision for income taxes;

●	Depreciation and amortization; and

●	Non-cash expenses, such as stock compensation expense and accrual for expected litigation judgment.

The Company believes that Adjusted EBITDA can be a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add-back of non-cash and non-recurring operating expenses that may be subject to uncontrollable factors not reflective of the Company's true operational performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

●	The recorded provision for income taxes;

●	Non-cash expenses, such as stock compensation expense, non-cash interest, and non-cash other expense (i.e., accrual for expected litigation judgment); and

●	Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards and windfalls from employee stock option exercises.

Adjusted net income per diluted share is equal to Adjusted net income divided by the diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

— Financial tables follow —

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net revenue	$91,135	$66,512	$330,797	$222,125
Cost of revenue	6,467	5,860	28,854	22,578
Gross profit	84,668	60,652	301,943	199,547

Operating expenses:
Sales and marketing	18,549	17,349	80,668	58,105
Research and development	14,561	12,921	55,281	33,136
General and administrative	21,837	14,236	64,049	44,283
Charges related to litigation award	-	-	9,515	-
Total operating expenses	54,947	44,506	209,513	135,524

Income from operations	29,721	16,146	92,430	64,023
Other income (expense),net	44	-	36	2
Interest income	142	65	502	151
Income before income taxes	29,907	16,211	92,968	64,176
Income tax expense	12,896	6,862	34,492	26,199
Net income	$17,011	$9,349	$58,476	$37,977

Net income per common share:
Basic	$0.24	$0.13	$0.82	$0.55
Diluted	$0.22	$0.13	$0.77	$0.52

Shares used in computing net income per common share:
Basic	72,030,868	70,073,270	71,592,581	68,759,070
Diluted	75,628,450	73,844,030	75,707,651	73,335,132

Percentage of Net revenue:

Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	7.1%	8.8%	8.7%	10.2%
Gross profit	92.9%	91.2%	91.3%	89.8%

Operating expenses:
Sales and marketing	20.4%	26.1%	24.4%	26.2%
Research and development	16.0%	19.4%	16.7%	14.9%
General and administrative	24.0%	21.4%	19.4%	19.9%
Charges related to litigation award	0.0%	0.0%	2.9%	0.0%
Total operating expenses	60.3%	66.9%	63.4%	61.0%

Income from operations	32.6%	24.3%	27.9%	28.8%
Other income (expense),net	0.0%	0.0%	0.0%	0.0%
Interest income	0.2%	0.1%	0.2%	0.1%
Income before income taxes	32.8%	24.4%	28.1%	28.8%
Income tax expense	14.1%	10.3%	10.4%	11.7%
Net income	18.7%	14.1%	17.7%	17.1%

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31,	December 31,
	2015	2014
ASSETS:
Cash and cash equivalents including restricted cash	$79,515	$58,106
Short-term investments	79,576	24,757
Accounts receivable, net	48,459	26,544
Inventories	41,715	34,781
Prepaid expenses and other current assets	3,973	2,243
Long-term investments	43,219	23,262
Other non-current assets	54,739	45,428
Total assets	$351,196	$215,121

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued expenses	$97,494	$49,454
Stockholders' equity	253,702	165,667
Total liabilities and stockholders' equity	$351,196	$215,121

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$17,011	$9,349	$58,476	$37,977
Adjustments to arrive at EBITDA:
Interest (income)	(142)	(65)	(502)	(151)
Income tax expense	12,896	6,862	34,492	26,199
Depreciation and amortization expense	1,466	789	5,291	2,500
EBITDA	31,231	16,935	97,757	66,525
Non-cash stock compensation expense	8,115	4,066	20,382	15,289
Charges related to litigation award	-	-	9,515	-
Adjusted EBITDA	$39,346	$21,001	$127,654	$81,814

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$17,011	$9,349	$58,476	$37,977
Income tax expense	12,896	6,862	34,492	26,199
Income before income taxes	29,907	16,211	92,968	64,176
Adjustments to arrive at Adjusted net income:
Non-cash stock compensation expense	8,115	4,066	20,382	15,289
Charges related to litigation award	-	-	9,515	-
Adjusted income before income taxes	38,022	20,277	122,865	79,465
Adjusted income tax provision	10,819	732	18,691	732
Adjusted net income	$27,203	$19,545	$104,174	$78,733

Adjusted net income per diluted share	$0.36	$0.26	$1.38	$1.07

Contact:

Lisa M. Wilson

President, In-Site Communications, Inc.

212-452-2793